UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2023

INTERPACE BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waterview Plaza, Suite 310

2001 Route 46,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2023, the Board of Directors (the “Board”) of Interpace Biosciences, Inc. (the “Company”) appointed Christopher McCarthy, age 32, as Chief Financial Officer. Mr. McCarthy has served as the Company’s Principal Financial Officer since April 2023.

Prior to serving as the Company’s Principal Financial Officer, Mr. McCarthy served as the Company’s Vice President of Finance and Enterprise Systems from August 2022 to April 2023, Senior Director of Operations Finance from August 2020 to August 2022 and the Company’s Senior Financial Analyst from June 2019 to August 2020. Prior to joining the Company, Mr. McCarthy served as a Senior Financial Systems Analyst at Simon & Schuster, Inc. from January 2016 to June 2019.

In connection with the appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. McCarthy on July 31, 2023 (the “Employment Agreement”), effective as of July 24, 2023 (the “Effective Date”). Pursuant to the Employment Agreement, the Company agreed to pay to Mr. McCarthy a base salary of $220,000 annually to be paid in accordance with the Company’s payroll practices, with any increase in the sole discretion of the Company’s Compensation and Management Development Committee (the “Compensation Committee”) of the Board. Mr. McCarthy is also eligible to receive additional annual incentive compensation with an annual target of up to 40% of the base salary, paid out in cash, less applicable taxes and deductions and/or stock as determined by the Compensation Committee. The Company has awarded to Mr. McCarthy, under the Company’s 2019 Equity Incentive Plan, as amended, (the “Plan”) and related Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2019 Equity Incentive Plan (the “RSU Award Agreement”) a grant of restricted stock units (“RSUs”) with respect to 25,000 shares of the Company’s common stock, par value $0.01 per share (such grant, the “RSU Grant”). The RSU Grant vested immediately upon its grant date of July 31, 2023 with respect to 12,500 RSUs and the remaining 12,500 RSUs will vest on the six month anniversary of the date of grant. On July 27, 2024, the Company will grant an additional 25,000 RSU’s to Mr. McCarthy, which will be immediately vested.

The Employment Agreement provides for “at will” employment that may be terminated by Mr. McCarthy or by the Company at any time, and for any reason or for no reason. In the event of termination, Mr. McCarthy will be entitled to retain any equity awards that have vested through the date of termination, subject to the terms and conditions of the applicable equity incentive plan and the applicable award agreement. In the event that Mr. McCarthy’s employment is terminated by the Company without Cause or by Mr. McCarthy for Good Reason (in each case, as defined in the Employment Agreement), then subject to, among other things, Mr. McCarthy’s execution and non-revocation of a release agreement in favor of the Company, Mr. McCarthy would be entitled to salary continuation payments for a period of six months.

Except as described herein, Mr. McCarthy has served in no other Company positions and there is no other arrangement or understanding between Mr. McCarthy and any other person pursuant to which he was selected to serve as Chief Financial Officer. Mr. McCarthy has no family relationship with any director or executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions as of the date hereof between Mr. McCarthy and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated July 31, 2023, between Christopher McCarthy and Interpace Biosciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	President and Chief Executive Officer

Date: August 1, 2023